Exhibit 99.2



Risk Factors

         You should carefully consider the risks described below in evaluating our common stock. The risks and uncertainties described below supplement those risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2003. It is important to note that these are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us may also negatively impact our operations and business. If we do not successfully address any of the risks described below, there could be a material adverse effect on our financial condition, operating results and business, and the trading price of our common stock may decline. We cannot assure you that we will successfully address these risks.

Risks relating to our common stock generally

         Fluctuations in our financial performance could adversely affect the trading price of our common stock.

         Our financial results may fluctuate as a result of a variety of factors, many of which are outside of our control, including:

     o risks and uncertainties affecting the current and proposed business of Mobile Satellite Venture, L.P., or the MSV Joint Venture, a joint venture which provides mobile digital voice and data communications services via satellite, and the mobile satellite services industry;

     o risks and uncertainties associated with our agreement to acquire a 50% interest in Hughes Network Systems, LLC, or HNS, a newly formed limited liability company that will acquire substantially all of the assets and liabilities of Hughes Network Systems, Inc., a wholly owned subsidiary of The DirecTV Group, Inc.;

     o   increased competition in the mobile satellite services industry;

     o   competition in the very small aperture terminal, or VSAT, business.

     o   general economic conditions.

         As a result of these possible fluctuations, period-to-period comparisons of our financial results may not be reliable indicators of future performance.

   We had an accumulated deficit of approximately $532 million as of September 30, 2004 and our history of operating losses is expected to continue.

         We have incurred substantial losses since our inception and significant losses are expected to continue into the foreseeable future. We incurred net losses of approximately $718,000 for the fiscal year ended December 31, 2003 and net losses of approximately $3,525,000 for the fiscal quarter ended September 30, 2004. We had an accumulated deficit of approximately $532 million as of September 30, 2004.

   The price of our common stock has been volatile.

         The market price of our common stock has been, and is likely to continue to be, volatile, experiencing wide fluctuations. In recent years, the stock market has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many companies in the technology sector. Future market movements may materially and adversely affect the market price of our common stock, particularly in light of the diminished liquidity of our common stock as a result of our delisting from the Nasdaq National Market.

   Our common stock is quoted on the OTC Bulletin Board, which limits the liquidity and could negatively affect the value of our common stock.

         Since January 30, 2003, following our delisting from the Nasdaq National Market, price quotations have been available on the OTC Bulletin Board. Delisting from the Nasdaq National Market resulted in a reduction in the liquidity of our common stock. This lack of liquidity may also make it more difficult for us to raise additional capital, if necessary, through equity financings. In addition, the delisting of our common stock from the Nasdaq National Market resulted in an event of non-compliance under the provisions of our preferred stock. As we have been unable to obtain a waiver of this event of non-compliance, Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., AIF IV/RRRR LLC and AP/RM Acquisition LLC, or collectively, the Apollo Stockholders, are entitled to elect a majority of the members of our board of directors.

   We do not intend to pay dividends on shares of our common stock in the foreseeable future.

         We currently expect to retain our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future.

   The issuance of preferred stock or additional common stock may adversely affect our stockholders.

         Our board of directors has the authority to issue up to 10,000,000 shares of our preferred stock and to determine the terms, including voting rights, of those shares without any further vote or action by our common stockholders. The voting and other rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Similarly, our board may issue additional shares of common stock without any further vote or action by our common stockholders, which would have the effect of diluting common stockholders. An issuance could occur in the context of another public or private offering of shares of common stock or preferred stock or in a situation where the common stock or preferred stock is used to acquire the assets or stock of another company. The issuance of common stock or preferred stock, while providing desirable flexibility in connection with possible acquisitions, investments and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control.

   Anti-takeover provisions could make a third-party acquisition of our company difficult.

         We are a Delaware corporation. The Delaware General Corporation Law contains provisions that could make it more difficult for a third party to acquire control of our company. In addition, the holders of our preferred stock have certain rights which could prevent or impair the ability of a third party to acquire control of the company.

   Shares eligible for future sale could cause our stock price to decline.

         The market price of our common stock could decline as a result of future sales of substantial amounts of our common stock, or the perception that such sales could occur. Furthermore, our preferred stock and Series 1-A and 2-A warrants have the right to require us to register the shares of common stock underlying these securities, which may facilitate their sale of shares in the public market.

   We may suffer adverse consequences if we are deemed to be an investment company.

         We may suffer adverse consequences if we are deemed to be an investment company under the Investment Company Act of 1940. A company may be deemed to be an investment company if it owns investment securities with a value exceeding 40% of its total assets, subject to certain exclusions. Some investments made by us may constitute investment securities under the Investment Company Act of 1940. If we were to be deemed an investment company, we would become subject to registration and regulation as an investment company under the Investment Company Act of 1940. If we failed to do so, we would be prohibited from engaging in business or issuing our securities and might be subject to civil and criminal penalties for noncompliance. In addition, certain of our contracts might be voidable, and a court-appointed receiver could take control of our company and liquidate our business. If we registered as an investment company, we would be subject to restrictions regarding our operations, investments, capital structure, governance and reporting of our results of operations, among other things, and our ability to operate as we have in the past would be adversely affected.

         Although our investment securities currently do not comprise more than 40% of our assets, fluctuations in the value of these securities or of our other assets may cause this limit not to be satisfied. Unless an exclusion or safe harbor were available to us, in certain circumstances, we would have to attempt to reduce our investment securities as a percentage of our total assets in order to avoid becoming subject to the requirements of the Investment Company Act of 1940. This reduction can be attempted in a number of ways, including the disposition of investment securities and the acquisition of non-investment security assets. If we were required to sell investment securities, we may sell them sooner than we otherwise would. These sales may be at depressed prices, and we may never realize anticipated benefits from, or may incur losses on, these investments. Some investments may not be sold due to contractual or legal restrictions or the inability to locate a suitable buyer. Moreover, we may incur tax liabilities when we sell assets. We may also be unable to purchase additional investment securities that may be important to our operating strategy. If we decide to acquire non-investment security assets, we may not be able to identify and acquire suitable assets and businesses.

   Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

         Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, is creating uncertainty for companies such as ours. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest reasonably necessary resources to comply with evolving standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from assisting the MSV Joint Venture and HNS in revenue-generating activities to compliance activities, which could harm our business prospects.

   The Apollo Stockholders beneficially own a large percentage of our voting stock.

         As of December 10, 2004, the Apollo Stockholders owned 1,745,375 shares of our voting common stock, all of the 8,990,212 shares of our non-voting common stock, all of the 1,199,007 outstanding shares of our preferred stock and all of our outstanding Series 1-A and Series 2-A warrants. Assuming that all currently outstanding shares of our preferred stock are converted and all Series 1-A warrants and Series 2-A warrants are exercised, as of December 10, 2004, the Apollo Stockholders beneficially own approximately 74.9% of our outstanding common stock and 51.0% of our outstanding voting power. As long as the Apollo Stockholders own at least 100,000 shares of the preferred stock, we are precluded from taking various corporate actions and entering into various transactions without the Apollo Stockholders' consent. In addition, voting as a separate class, the Apollo Stockholders have the right to elect two of the members of our board of directors and have certain approval rights with respect to additional members of our board of directors in the event that the size of our board of directors is increased. Furthermore, the delisting of our common stock from the Nasdaq National Market resulted in an event of non-compliance under the provisions of our preferred stock. As a result, the Apollo Stockholders have the right to elect the majority of our board of directors. In addition to being entitled to 975,000 votes with respect to the preferred stock, the Apollo Stockholders have agreed that the 474,427 shares of voting common stock acquired in the July 2002 tender offer which would otherwise entitle them to cast more than 29.9% of our voting power will be voted pro-rata with all other votes cast by the holders of voting common stock.

         Because of the Apollo Stockholders' large percentage of ownership and their rights as holders of preferred stock, the Apollo Stockholders have significant influence over our management and policies, such as the election of our directors, the appointment of new management and the approval of any other action requiring the approval of our stockholders, including any amendments to our certificate of incorporation and mergers or sales of all or substantially all of our assets. In addition, the level of the Apollo Stockholders' ownership of our shares of common stock and these rights could have the effect of discouraging or impeding an unsolicited acquisition proposal.

   The Apollo Stockholders are entitled to quarterly cash dividends.

         In accordance with the terms of our preferred stock, the Apollo Stockholders are entitled to receive quarterly cash dividends at an annual rate of 4.65% of the then current face value to be paid quarterly in arrears commencing with the three months ended September 30, 2004. While we had cash, cash equivalents and short-term investments of approximately $60 million as of November 30, 2004, we have committed $50 million in connection with our purchase of a 50% interest in HNS, and such dividend payment will be approximately $5.6 million per year through the mandatory redemption on June 30, 2012 or such earlier time as the terms of the preferred stock are renegotiated. There can be no assurance that we will be able to meet these quarterly dividend obligations from existing cash, cash equivalents and short-term investments. Even if we are able to satisfy these obligations, the effect of such payments on our cash position may adversely affect our ability to meet our operational payment obligations. We may be required to raise additional capital to meet these obligations or to otherwise reach an agreement with the Apollo Stockholders to modify the terms of these obligations.

Risks relating to the industries in which the MSV Joint Venture and HNS operate

   Our business is subject to general economic conditions. Future economic downturns could have an adverse impact on HNS and the MSV Joint Venture.

         Our business is subject to fluctuations based upon the general economic conditions in North America and, to a lesser extent, the global economy. Future general economic downturns or a continued recession in the United States could substantially reduce the demand for satellite communications services, thereby reducing the value of HNS or the MSV Joint Venture. A further deterioration in existing economic conditions could therefore materially and adversely affect our financial condition, operating results and business.

   Governmental regulation of the mobile satellite services industry could negatively impact the value of our interest in the MSV Joint Venture.

         Currently, we are not subject to any direct governmental regulation other than the securities laws and regulations applicable to all publicly owned companies and laws and regulations applicable to businesses generally. The mobile satellite services business of the MSV Joint Venture, however, is subject to extensive government regulation in the United States and Canada. Unlike some satellite services where a satellite licensee is granted an exclusive right to a predetermined amount of spectrum for a definite time period, L-band spectrum historically has been shared among five different licensees (Solidaridad in Mexico, TMI Communications, Inc., or TMI, in Canada, Motient Corporation, or Motient, in the U.S., the Russian Federation, and Inmarsat), and these five licensees have agreed to coordinate their spectrum needs on an annual basis and divide the available L-band spectrum among themselves. Among other considerations, prior usage of the L-band to provide service is one factor determining the allotment to each licensee on an annual basis. Notwithstanding the agreement among these five licensees to coordinate annually their spectrum usage in the L-band, the five licensees currently continue to operate pursuant to a coordination agreement reached in Mexico City in 1995 and annual coordination meetings have not been held since 1999. Motient and TMI were licensed by their respective communications regulatory agencies many years ago to use L-band spectrum in their respective countries. Following FCC and Industry Canada consent, Motient and TMI assigned their respective L-band satellite licenses to the MSV Joint Venture. The MSV Joint Venture cannot be assured that it will have access to sufficient L-band spectrum to meet its needs in the future pursuant to this annual coordination process. Moreover, Inmarsat has vigorously opposed the approval of ancillary terrestrial components, or ATC, in the L-band, which may complicate the annual coordination process for spectrum in the L-band.

         Several companies were authorized by the FCC to use mobile earth terminals in the U.S. over the Inmarsat L-band satellites. These authorizations could increase the demand for and usage of the L-band by Inmarsat, which in turn could increase Inmarsat's demand for L-band spectrum pursuant to the annual coordination process in the L-band. The FCC further proposed that any new spectrum that becomes available in the L-band may be awarded to competing mobile satellite services providers. If the FCC adopts this proposal, the MSV Joint Venture could face increased competition in the mobile satellite services marketplace.

         Furthermore, the MSV Joint Venture's ability to operate ATCs is subject to the ATC Order and general FCC oversight and approval. If the MSV Joint Venture is unable to implement an ATC due to restrictions imposed by the FCC or otherwise, the MSV Joint Venture's business will be severely limited and the value of our interest in the MSV Joint Venture will be significantly and negatively impacted.

   If the FCC does not further modify certain restrictions contained in the ATC Order, it could have negative consequences on the nature of the MSV Joint Venture's ATC implementation which could negatively impact the value of our interest in the MSV Joint Venture.

         The FCC's authorization of ATC for the mobile satellite services bands and approval of the MSV Joint Venture's application to operate an ATC is subject to limitations and conditions that are designed to ensure the integrity of the underlying mobile satellite services offering. The MSV Joint Venture has sought modification of certain restrictions contained in the ATC Order. If the FCC does not further modify certain of those restrictions, it may negatively impact the nature of the MSV Joint Venture's ATC implementation which could negatively impact the value of our interest in the MSV Joint Venture.

   The FCC may amend the initial ATC Order in a manner which has negative consequences on our interest in the MSV Joint Venture.

         Terrestrial wireless providers strenuously opposed the FCC's proposal to grant the ATC Order, claiming that the spectrum held by the mobile satellite services providers including the MSV Joint Venture is worth billions of dollars if authorized for terrestrial wireless use. These terrestrial wireless providers maintain that such spectrum should be auctioned. Their opposition to the ATC Order is expected to continue and could cause the amendment of the ATC Order in a manner unfavorable to the MSV Joint Venture and other mobile satellite services providers. In July 2003, certain terrestrial wireless providers petitioned the U.S. Court of Appeals for the District of Columbia to review the FCC's decision to grant the ATC Order. The petition has been held in abeyance until the FCC rules on the request for reconsideration filed by the MSV Joint Venture. In addition, on December 8, 2004, Inmarsat filed an objection to the FCC's approval of the MSV Joint Venture's application to operate an ATC. Specifically, Inmarsat alleged the FCC's approval, among other things, improperly changed the rules by making satellite service ancillary to terrestrial service, improperly increased permitted base station power, thereby impairing Inmarsat's coverage and improperly permitted significantly increased uplink interference with Inmarsat. If the FCC changes certain aspects of the ATC Order following an appeal or otherwise modifies the MSV Joint Venture ATC application approval order, the value of the ATC Order and/or the MSV Joint Venture ATC application approval order may be negatively impacted. While the MSV Joint Venture along with its members, including us, will continue to deploy our resources to support the ATC Order and the MSV Joint Venture ATC application approval order, there can be no assurances that we will be successful or that such deployment of our resources will not adversely affect our financial condition, operating results and business.

   If it implements an ATC system, the MSV Joint Venture may face increased competition which may have negative consequences on our interest in the MSV Joint Venture.

         The ATC Order permits the MSV Joint Venture, which currently operates in the L-band, as well as the mobile satellite services operators in the Big LEO band and the S-band, to implement ATCs, subject to meeting the FCC's conditions. Accordingly, the MSV Joint Venture will likely face serious competition in the provision of mobile satellite services using an ATC. Moreover, like the MSV Joint Venture, Inmarsat offers mobile satellite service in the U.S. using the L-band spectrum. Although Inmarsat has vigorously opposed the grant of the ATC Order in the L-band - claiming it would cause unacceptable interference to its satellites, Inmarsat may reconsider its position and seek approval to incorporate an ATC into its satellite service offerings in the U.S.

         Furthermore, if any competitor of the MSV Joint Venture receives a more extensive or more favorable approval from the FCC for any application for an ATC such competitor may seek, the MSV Joint Venture's ability to implement its business strategy and compete effectively could also be harmed.

   HNS depends heavily on the VSAT market.

         A material portion of the revenues of HNS are derived from sales of VSAT communications networks. A significant decline in demand for such services following closing or the replacement of VSAT technology by an alternative technology could materially harm HNS's business and negatively impact the value of our common stock.

   If commercial wireless communications markets fail to grow as anticipated, our business could be materially harmed.

         A number of the commercial markets for HNS in the wireless communications area, including the market for broadband products, have only recently developed. Because these markets are relatively new, it is difficult to predict the rate at which these markets will grow, if at all. If the markets for commercial wireless communications products fail to grow, or grow more slowly than anticipated, the HNS business could be materially harmed. Conversely, to the extent that growth in these markets results in capacity limitations in the wireless communications area, it could materially harm HNS and negatively impact the value of our common stock.

   Our success will depend on the development of new satellite and other wireless communications products and acceptance of these products.

         The wireless communications market in general, and the satellite communications market in particular, are subject to rapid technological change, frequent new and enhanced product introductions, product obsolescence and changes in user requirements. Our ability to compete successfully through HNS in these markets depends on our success in anticipating changes in technology and applying our expertise and new technology to existing and emerging satellite and other wireless communications markets. Our ability to compete through HNS in these markets therefore depends in large part on HNS's ability to successfully develop, introduce and sell new products and enhancements on a timely and cost-effective basis that respond to ever-changing customer requirements. Our ability to successfully introduce new products depends on several factors, including:

     o successful integration of various elements of our complex technologies and system architectures,

     o   timely completion and introduction of new product designs,

     o   achievement of acceptable product costs,

     o timely and efficient implementation of our manufacturing and assembly processes and cost reduction efforts,

     o establishment of close working relationships with major customers for the design of their new wireless communications systems incorporating our products,

     o   development of competitive products by competitors,

     o marketing and pricing strategies of our competitors with respect to competitive products, and

     o   market acceptance of our new products.

         We cannot assure you that HNS's product development efforts for communications products will be successful or any new products developed in the future will achieve sufficient market acceptance. HNS may experience difficulties that could delay or prevent it from successfully selecting, developing, manufacturing or marketing new products or enhancements. In addition, defects may be found in HNS products after deliveries commence, which could result in the delay or loss of market acceptance. If HNS is unable to design, manufacture, integrate and market profitable new products for existing or emerging communications markets, it could materially harm the HNS business and negatively impact the value of our common stock.

Risks relating to the businesses of the MSV Joint Venture and HNS

   The value of our interest in the MSV Joint Venture may never appreciate or may decline significantly in the future because the MSV Joint Venture is entering a new stage of development and its business involves a high degree of risk.

         Our interest in the MSV Joint Venture represents a substantial portion of the value of our total assets. The value of our investment in the MSV Joint Venture may never appreciate in value or may decline rapidly in value in the future. With the FCC's issuance of the ATC Order and approval of the MSV Joint Venture's application to operate an ATC in the L-Band, subject to certain conditions, the MSV Joint Venture has entered a new stage of development which will require significant future funding requirements and/or a need for one or more strategic partners. The MSV Joint Venture's business is subject to a number of significant risks and uncertainties, including:

     o   rapid technological change,

     o   intense competition,

     o extensive government regulation by the FCC in the United States and by Industry Canada in Canada, and

     o the need for additional funding and/or one or more strategic business partners.

   The MSV Joint Venture has experienced, and may continue to experience, anomalies with its satellites or may face risks with any new satellites that it launches which may have negative consequences on our interest in the MSV Joint Venture.

         Satellite services face numerous uncertainties that are unique to the industry. Satellite launches are inherently risky and launch failures occur. Moreover, once in orbit, satellites can experience failures or technical anomalies that could damage the ability to provide services to customers. The MSV Joint Venture's satellites have experienced several anomalies. No assurance can be given that such anomalies will not impair the MSV Joint Venture's business or that they will not occur on future satellites. Satellites cannot be repaired once in orbit and, accordingly, even a technical anomaly short of total failure of the satellite could limit the usefulness of the satellite. The MSV Joint Venture's application to incorporate an ATC contemplates that these services will be provided using one or more next-generation satellites. Accordingly, the MSV Joint Venture will face the risks attendant with launching new satellites in the near term should specific authorizations to launch be received.

   The MSV Joint Venture may be unable to raise the additional capital necessary to meet its strategic objectives which may have negative consequences on our interest in the MSV Joint Venture.

         The MSV Joint Venture will need to raise additional funds through public or private debt or equity financings in order to:

     o   implement its business plans;

     o take advantage of opportunities, including acquisitions of, or investments in, businesses or technologies;

     o   develop new services; or

     o   respond to competitive pressures.

      We cannot assure you that any such additional financing will be available on terms favorable to the MSV Joint Venture, or at all.

   Our ability to acquire a 50% interest in HNS is subject to numerous uncertainties.

         On December 3, 2004, we executed a Contribution and Purchase Agreement to acquire a 50% interest in HNS in exchange for $50 million of cash and 300,000 shares of our common stock. The transaction is subject to customary closing conditions, including regulatory approvals. There can be no assurance that the transaction will close. For the purposes of all of the risk factors set forth herein other than this risk factor, we have assumed the successful consummation of our acquisition of a 50% interest in HNS.

   HNS's business is subject to uncertainties and we may lose our entire investment.

         The HNS business involves numerous uncertainties. If we are not successful in assisting HNS in maintaining or growing its revenues and/or cannot control its costs, the business could need additional capital which could require additional indebtedness or sale of further additional equity of HNS resulting in dilution of our interest in HNS or require additional capital contributions by us. If such actions are necessary, there can be no assurances that they will be on terms favorable to us or that they will result in the business being successful or financially viable. If we are unable to take such actions, the value of our investment in HNS will be adversely affected or lost.

   If we or HNS lose key personnel or are unable to attract and retain senior operation employees, our operations or those at HNS could be materially and adversely affected.

         Our success is dependent to a significant extent upon the continuing efforts, abilities and business generation capabilities of our executive management team and certain key employees at HNS. While we have programs in place, and will implement new programs at HNS, to motivate, reward and retain those individuals, they may be unwilling or unable to continue in their present positions. The loss or unavailability of any of our executive officers and key employees at HNS could affect our ability to successfully manage HNS, HNS's client relationships or new business opportunities and could impede HNS's ability to implement its business strategy. HNS's success and plans for future growth will also depend on its ability to hire and retain senior operation employees. If HNS is not successful in this regard, the value of our investment in HNS and the value of our common stock will be negatively impacted.

   If HNS is unable to attract, retain and manage its employees, its business will suffer.

         HNS's, and our, future performance depends in large part upon HNS's ability to attract, develop, motivate and retain skilled personnel to fulfill roles previously played by DirecTV personnel. Qualified employees are in demand and there is significant competition for these individuals. As a result, HNS may not be able to attract and retain sufficient numbers of these qualified individuals in the future, which may adversely affect HNS's future performance and negatively impact the value of our common stock. Further, there can be no assurances that the additional personnel that HNS or we hire will work well together with existing members of our management team and the management team of HNS.

   The long-term debt obligations of HNS could limit its ability to implement its business plan.

         The indebtedness that will be incurred by HNS upon closing of the transactions contemplated by the Contribution and Purchase Agreement will exceed $300 million and will contain restrictions that may limit HNS's ability to finance future operations, respond to changing business and economic conditions, secure additional financing, and engage in opportunistic transactions, such as strategic acquisitions.

         HNS's substantial level of indebtedness could have important consequences to us and our common stock, including the following:

     o HNS's ability to obtain additional financing for working capital, capital expenditures or general corporate purposes may be impaired;

     o the portion of HNS's cash flow needed to make debt service payments on the debt will reduce the funds available to it for other purposes; and

     o HNS may have a higher level of indebtedness than some of its competitors, which may put it at a competitive disadvantage and reduce its flexibility in planning for, or responding to, changing conditions in our industry, including technological change or increased competition.

   HNS's ability to protect proprietary technology is limited and infringement claims against HNS could restrict the business.

         HNS's success depends significantly on its ability to protect proprietary rights to the technologies used in its products and services. If HNS is unable to protect its proprietary rights adequately, its competitors could use the intellectual property HNS has developed to enhance their own products and services, which could materially harm HNS's business and negatively impact the value of our common stock. HNS currently relies on a combination of patents, trade secret laws, copyrights, trademarks, service marks and contractual rights to protect its intellectual property. We cannot assure you the steps HNS has taken to protect its proprietary rights are adequate. Also, we cannot assure you that HNS's issued patents will remain valid or that any pending patent applications will be issued. Additionally, the laws of some foreign countries in which HNS products are or may be sold do not protect its intellectual property rights to the same extent as do the laws of the United States.

         Litigation may often be necessary to protect HNS's intellectual property rights and trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. We believe infringement, invalidity, right to use or ownership claims by third parties or claims for indemnification resulting from infringement claims will likely be asserted against HNS in the future. If any claims or actions are asserted against HNS, it may seek to obtain a license under a third party's intellectual property rights. We cannot assure you, however, that a license will be available under reasonable terms or at all. Litigation of intellectual property claims could be extremely expensive and time consuming, which could materially harm HNS's business, regardless of the outcome of the litigation. If HNS's products are found to infringe upon the rights of third parties, it may be forced to incur substantial costs to develop alternative products. We cannot assure you that HNS would be able to develop alternative products or, if these alternative products were developed, they would perform as required or be accepted in the applicable markets. If HNS is unable to address any of the risks described above relating to the protection of its proprietary rights, it could materially harm HNS's business and negatively impact the value of our common stock.

   Because we will be conducting significantly more business internationally through HNS, we will face additional risks related to foreign currency fluctuation as well as global political and economic conditions.

         HNS has a significant international operation. HNS's international sales account for a significant percentage of its revenues. Many of these international sales may be denominated in foreign currencies. Because HNS does not currently engage in nor do we anticipate engaging in material foreign currency hedging transactions, a decrease in the value of foreign currencies relative to the U.S. dollar could result in losses from transactions denominated in foreign currencies or the repatriation of revenues earned outside of the U.S. This decrease in value could also make HNS's products less price-competitive.

         There are additional risks in conducting business internationally, including:

     o   unexpected changes in regulatory requirements,

     o   increased cost of localizing systems in foreign countries,

     o   increased sales and marketing and research and development expenses,

     o   availability of suitable export financing,

     o   timing and availability of export licenses,

     o   tariffs and other trade barriers,

     o   political and economic instability,

     o challenges in staffing and managing foreign operations and ensuring compliance with U.S. and foreign regulations,

     o   difficulties in managing distributors,

     o   potentially adverse tax consequences,

     o   potential difficulty in making adequate payment arrangements, and

     o   potential difficulty in collecting accounts receivable.

         In addition, some of our customer purchase agreements are governed by foreign laws, which may differ significantly from U.S. laws. We may be limited in our ability to enforce our rights under these agreements and to collect damages, if awarded. If we are unable to address any of the risks described above, it could materially harm our business and negatively impact the value of our common stock.